Exhibit 99.2

CONTINUING LETTER OF CREDIT AGREEMENT

between

GRAHAM CORPORATION

and

HSBC BANK USA, NATIONAL ASSOCIATION

Dated: As of March 24, 2014

CONTINUING LETTER OF CREDIT AGREEMENT

For the purpose of inducing HSBC Bank USA, National Association (“Bank”) to issue one or more letters of credit (individually “Credit”, collectively “Credits”) upon application by the undersigned (“Applicant”), Applicant agrees as follows:

1. Payment Obligation.

(a) Applicant shall pay to Bank in United States currency, on demand, at Bank’s office specified by Bank, the amount of each draft (whether sight or time) and acceptance drawn or payable in United States currency under the Credit, or purported to be so drawn or payable; also, in any event and without demand, Applicant shall make such payment respecting each such time draft or acceptance sufficiently in advance of its maturity date to enable Bank to arrange (in the usual course of the mails) for cover to reach the place where such time draft or such acceptance is payable not later than one business day prior to its maturity.

(b) Applicant shall pay to Bank in United States currency, on demand, at Bank’s office specified by Bank, the equivalent (at Bank’s then selling rate for cable transfers to the place where and in the currency in which the relevant draft, demand, receipt or acceptance is payable) of the amount of each draft (whether sight or time), demand, receipt and acceptance drawn or payable in other than United States currency under the Credit, or purported to be so drawn or payable; also, in any event and without demand, Applicant shall make such payment respecting each time draft, demand, receipt or acceptance sufficiently in advance of its maturity date to enable Bank to arrange (in the usual course of the mails) for cover to reach the place where such time draft, demand, receipt or acceptance is payable not later than one business day prior to its maturity. Applicant shall comply with any and all governmental exchange regulations now or hereafter applicable to any foreign exchange provided to Bank pursuant to this section, and will indemnify and hold Bank harmless from any failure to so comply.

(c) If no draft is to be presented under any Credit, Applicant agrees to pay to Bank, on demand, any amounts paid by Bank under any Credit substantially in conformity with the terms of such Credit.

(d) All payments to be made to Bank under the Credit and this Agreement shall be in immediately available funds.

2. Commission and Costs. Applicant agrees to pay to Bank, on demand, (a) Bank’s usual commission and all charges and expenses incurred by Bank or its correspondents in connection with the Credits or this Agreement, and (b) interest thereon at the rate customarily charged by Bank at the time in like circumstances, including costs of any reserve requirements. Applicant agrees to pay to Bank the annual facility fee pursuant to the letter agreement between Applicant and Bank dated as of the date hereof (the “Letter Agreement”). In addition, Applicant will pay to Bank, on demand, all costs and expenses of every kind paid or incurred by Bank or any of

Bank’s correspondents in connection with this Agreement or in enforcing this Agreement. “Costs and expenses” as used in the preceding sentence shall include, without limitation, the actual and reasonable attorneys’ fees incurred by Bank in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

3. Interest. Applicant agrees that, if for any reason Bank makes payment under a Credit prior to Bank’s receipt of funds from Applicant, Applicant will pay to Bank, on demand, interest on the amount paid by Bank at a per annum rate equal to the Prime Rate (as defined below), from the date of Bank’s payment to the date on which Applicant makes payment to Bank. Interest will be calculated for each day at 1/360th of the foregoing per annum rate. “Prime Rate” means the rate of interest publicly announced by Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans. In no event shall the interest rate under this Agreement exceed the maximum rate authorized by applicable law. Any change in the interest rate resulting from a change in the Prime Rate shall be effective on the date of such change.

4. Other Matters Pertaining to Credits.

(a) Applicant agrees that Bank and any of Bank’s correspondents may receive and accept as “Bills of Lading” under the Credits, any documents issued or purporting to be issued by or on behalf of any carrier which acknowledge receipt of property for transportation, whatever the specific provisions of such documents. The date of each such document shall be deemed the date of shipment of the property mentioned therein; each such document shall be deemed in order if such date is within the time limit fixed by the relevant Credit.

(b) Bank may receive and accept as documents of insurance either insurance policies or insurance certificates.

(c) Users of the Credit shall be deemed Applicant’s agents and Applicant assumes all risks for their acts or omissions.

(d) Neither Bank, nor Bank’s correspondents, shall be liable to anyone for failure to pay or to accept if such failure is due to any restriction in force at time and place of presentment. Applicant agrees to indemnify Bank and hold Bank harmless from any consequences that may arise therefrom.

(e) Neither Bank, nor Bank’s correspondents, shall be responsible and shall incur no liability for any matter respecting the documents covered by any Credit or the property relating to such documents, including, without limitation: the existence, character, quality, quantity, condition, packing, value, or delivery of the property purporting to be represented by documents; any difference in character, quality, quantity, condition, or value of the property from that expressed in documents; the validity, sufficiency or genuineness of documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the property referred to in the Credit; the character, adequacy, validity, or genuineness of any insurance; the solvency or responsibility of any insurer, or any other risk connected with insurance; any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping thereof; the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; delay in arrival or failure to arrive of either the property or any of the documents relating thereto; delay in giving or failure to give notice of arrival or any other notice; any breach of contract between the shippers or vendors and Applicant; failure of any draft to bear any reference or adequate reference to the relevant Credit, or failure of any person to note the amount of any draft on the reverse of the relevant Credit, or to surrender or take in any Credit, or to send forward documents apart from drafts as required by the terms of any Credit, or to accompany the drafts by a certificate that documents have been sent. Each of the foregoing provisions, if contained in any Credit, may be waived by Bank.

(f) Neither Bank, nor Bank’s correspondents, shall be responsible for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they be in cipher; nor shall Bank be responsible for any error, neglect, or default of any of Bank’s correspondents. None of the foregoing occurrences shall affect, impair, or prevent the vesting of any of Bank’s rights or powers hereunder.

(g) In furtherance and extension and not in limitation of the specific provisions set forth in this section, Applicant agrees that Bank and Bank’s correspondents shall incur no liability with respect to any action taken or not taken in good faith by Bank or by any of Bank’s correspondents under or in connection with the Credits or the relevant drafts, documents or property, and that any such action taken or not taken shall be binding on Applicant.

(h) If Bank issues, or takes any action respecting, a Credit pursuant to any communication of any kind from an Authorized Officer (as hereafter defined) of Applicant, including, without limitation, (i) Applicant’s written request other than on Bank’s standard application, (ii) Bank’s prescribed computerized entry format, or (iii) any written or oral telecommunication, then the provisions of this Agreement shall apply to such Credit or such action, notwithstanding any lack of reference to this Agreement in such communication. “Authorized Officer” as used in this Agreement shall mean the Applicant’s President, Vice President-Finance or Chief Financial Officer.

(i) Applicant agrees that in the event of any extension of the maturity or time for presentment of drafts, acceptances or documents, or any other modification of the terms of any Credit, at the request of Applicant, with or without notice to others, or in the event of any increase in the amount of any Credit at Applicant’s request, this Agreement shall be binding upon Applicant with regard to: such Credit so or otherwise modified; drafts, acceptances, documents and property covered thereby; and any action taken by Bank or any of Bank’s correspondents in accordance with such extension, increase or other modification.

(j) Applicant agrees that Bank or any of Bank’s correspondents may accept or pay any draft dated on or before the expiration of any time limit expressed in any Credit regardless of when drawn and when or wherever negotiated, provided any other required documents are dated prior to the expiration date of such Credit.

(k) The Applicant agrees that failure of the Applicant to object in writing to the Bank’s payment and/or acceptance of any drawings under a Credit by the earlier of (A) 3 days after the date the Applicant receives the documents and (B) 3 days after the date the Applicant receives any notice including but not limited to advices of payment that the Bank has paid and/or accepted a conforming presentation under the Credit shall be conclusively deemed to be an acceptance by the Applicant that the presentation is in conformity with the terms and conditions of the Credit. Both the Bank and the Applicant agree that 3 days is a reasonable time.

5. Representations and Covenants.

(a) Applicant represents and warrants that Applicant is authorized to enter into this Agreement.

(b) So long as this Agreement is in effect, Applicant (i) will furnish to Bank financial statements in such form and at such intervals as set forth in the letter agreement between Applicant and Bank dated as of the date hereof (the “Letter Agreement”), and (ii) will keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete books and records.

(c) Applicant represents and warrants that the transactions covered by the Credits are not prohibited under the Foreign Assets Control Regulations of the United States Treasury Department or Tax Reform Act of 1976, as amended, or the Export Administration Act of 1977, as amended, or related laws and regulations thereto, and that any transfer of moneys or importation covered by the Credits conforms in every respect with all existing United States Laws and government regulations.

6. Events of Default and Remedies.

(a) Any of the following events or conditions shall constitute an event of default hereunder: (i) nonpayment, when due, whether by acceleration or otherwise, of principal of or interest on any Indebtedness, or default by Applicant in the performance of any obligation, term or condition of this Agreement or any other agreement between Applicant and Bank; (ii) the filing by or against Applicant of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (iii) the making of any general assignment by Applicant for the benefit of creditors; the appointment of a receiver or trustee for Applicant or for any assets of Applicant, including, without limitation, the appointment of or taking possession by a “custodian”, as defined in the Federal Bankruptcy Code or the institution by or against Applicant of any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of, Applicant; (iv) the sale, assignment, transfer or delivery of all or substantially all of the assets of Applicant; the cessation by Applicant as a going business concern; (v) the entry of judgment against Applicant, other than a judgment for which Applicant is fully insured or a judgment which will not have a material adverse effect on Applicant, if ten days thereafter such judgment is not satisfied, vacated, bonded or stayed pending appeal; or (vi) Applicant is generally not paying Applicant’s debts as such debts become due; (vii) the occurrence of any event described in paragraph 7(a)(ii), (iii), (iv), (v) or (vi) hereof with respect to any indorser, guarantor or any other party liable for, or whose assets of any interest therein secures payment of any Indebtedness (“Third Party”), or the occurrence of any such event with respect to any general partner of Applicant, if Applicant is a partnership; (viii) if any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Applicant or any Third Party, pursuant to or in connection with this Agreement, or otherwise (including, without limitation, representations and warranties contained herein), or as an inducement to Bank to extend any credit to or to enter into this or any other agreement with Applicant, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or to have omitted any substantial contingent or unliquidated liability or claim against Applicant or any such Third Party; or, if upon the date of execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed in writing to Bank at or prior to the time of such execution; (ix) nonpayment by Applicant when due of any indebtedness for borrowed money owing to any third party, the occurrence of which could result in acceleration of payment of any such indebtedness; or (x) the reorganization, merger or consolidation of Applicant (or the making of any agreement therefor) without the prior written consent of Bank. “Indebtedness” as used in this Agreement shall mean any and all obligations of Applicant under this Agreement and any and all indebtedness and other liabilities of Applicant to Bank of every kind and character and all extensions, renewals and replacements thereof, including, without limitation, all unpaid accrued interest thereon and all costs and expenses payable as hereinafter provided: (i) whether now existing or hereafter incurred; (ii) whether direct, indirect, primary, absolute, secondary, contingent, secured, unsecured, matured or unmatured; (iii) whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred; (iv) whether such indebtedness was originally contracted with Bank or with another or others; (v) whether or not such indebtedness is evidenced by a negotiable or non-negotiable instrument or any other writing; and (vi) whether such indebtedness is contracted by Applicant alone or jointly or severally with another or others.

(b) Bank, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any event of default (other than an event of default under either paragraph 7(a)(ii), (iii), (iv) (v) or (vi) hereof), or if Bank in good faith believes that the prospect of payment of all or any part of the Indebtedness or performance of Applicant’s obligations under this Agreement or any other agreement now or hereafter in effect between Applicant and Bank is impaired. All or any part of any Indebtedness not payable on demand shall be immediately due and payable without demand or notice of any kind upon the happening of one or more events of default under paragraph 7(a)(ii), (iii), (iv), (v) or (vi) hereof. The provisions of this paragraph are not intended in any way to affect any rights of Bank with respect to any Indebtedness which may now or hereafter be payable on demand.

(c) Bank’s rights and remedies under this Agreement shall be in addition to those rights granted in any other agreement now or hereafter in effect between Applicant and Bank, and to those rights otherwise available at law or equity.

(d) Without in any way requiring notice to be given in the following time and manner, Applicant agrees that any notice by Bank to Applicant, shall constitute reasonable notice if such notice is mailed by regular or certified mail, postage prepaid, at least five days prior to such action, to Applicant’s address or to any other address which Applicant has specified in writing to Bank as the address to which notices hereunder shall be given to Applicant.

7. Miscellaneous.

(a) No course of dealing between Applicant and Bank and no delay or omission by Bank in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Bank may remedy any default by Applicant hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Applicant. All of Bank’s rights and remedies hereunder are cumulative.

(b) The rights and remedies of Bank hereunder shall, if Bank so directs, inure to any party acquiring any interest in all or any part of the Indebtedness or in this Agreement.

(c) Bank and Applicant as used herein shall include the heirs, executors or administrators, or successors or assigns, of those parties.

(d) If more than one party executes this Agreement, the term “Applicant” shall include each as well as all of them, and their obligations hereunder shall be joint and several. If a third party executes an Authorization and Agreement of Account Party with respect to this Agreement, the obligations of Applicant and such third party hereunder shall be joint and several.

(e) Each Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (“UCP”) published by the International Chamber of Commerce (ICC) as specified in such Credit, or if not specified in such Credit, by the UCP most recently published by the ICC. The provisions herein are supplemental to, and not in substitution of said UCP to the extent consistent with the provisions of this Agreement. This Agreement shall be construed under the laws of New York State, as the same may be in effect from time to time, except to the extent such laws are inconsistent with said UCP.

(f) Bank shall have no obligation to issue any Credit, or to accept any draft prior to maturity, issuance of any Credit and acceptance of any draft being in Bank’s sole and absolute discretion. This Agreement shall remain in full force and effect until an appropriate officer of Bank shall actually receive from Applicant written notice of its discontinuance; provided, however, this Agreement shall remain in full force and effect thereafter until all Indebtedness outstanding, or contracted or committed for (whether or not outstanding and including, without limitation, any obligation arising under this Agreement), before the receipt of such notice by Bank, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full.

(g) The obligations hereunder shall continue in force, notwithstanding any change in the membership of Applicant, if a partnership, whether arising from the death or retirement of one or more partners or the accession of one or more new partners.

(h) No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement subscribed by Applicant and a duly authorized officer of Bank.

(i) Captions of the paragraphs of this Agreement are solely for the convenience of Bank and Applicant, and are not an aid in the interpretation of this Agreement.

GRAHAM CORPORATION

By:	/s/ Jeffrey Glajch
Name:	Jeffrey Glajch
Title:	Chief Financial Officer